UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 24, 2006
Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644

(State or other Jurisdiction or Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101

(Address of Principal Executive Offices)(Zip Code)
(336) 741-2000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Purchase Agreement
     On April 25, 2006, Reynolds American Inc. (the “Company”) announced that it and its direct, wholly owned acquisition subsidiary, Pinch Acquisition Corporation, had entered into a definitive agreement (the “Purchase Agreement”), dated as of April 24, 2006, with Karl J. Breyer, Marshall E. Eisenberg and Thomas J. Pritzker, not individually, but solely as co-trustees of those certain separate and distinct trusts listed therein, and GP Investor, L.L.C. (collectively with the co-trustees, the “Sellers”), to acquire 100% of the capital stock of a newly-formed holding company owning Conwood Company, LP, Conwood Sales Co., LP, Rosswil LLC and Scott Tobacco LLC (collectively, the “Conwood Companies”), which are engaged in the business of developing, manufacturing and marketing smokeless tobacco products.
     The purchase price for the acquisition of the Conwood Companies is $3.5 billion. A portion of the purchase price will be placed into escrow at the closing to support certain indemnification obligations of the Sellers to the Company under the terms of the Purchase Agreement. Prior to the closing, the Sellers will also form a new Delaware corporation owning certain assets now controlled by the Sellers to provide certain indemnification obligations under the terms of the Purchase Agreement.
     In addition to customary conditions, the closing of the acquisition is subject to the completion of satisfactory environmental site assessments and the receipt by Sellers of a favorable tax ruling. The acquisition is expected to be completed in the second quarter of 2006.
     The Purchase Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. This summary of the provisions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement.
Commitment Letter
     In connection with the execution of the Purchase Agreement, on April 24, 2006, the Company entered into a commitment letter with Lehman Brothers Commercial Bank, Lehman Brothers Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (the “Commitment Letter”). Under the Commitment Letter, which expires on September 24, 2006, Lehman Brothers Commercial Bank and JPMorgan Chase Bank, N.A. have committed to provide the Company credit facilities of up to $3.5 billion, the full amount of the purchase price. These committed credit facilities consist of a six-year senior secured term loan facility of up to $1.7 billion, and a 364-day secured capital markets term loan facility of up to $1.8 billion. Indebtedness under these facilities will be guaranteed by material domestic subsidiaries of the Company. The financing commitments are subject to the conditions set forth in the Commitment Letter, including the exhibits thereto. The committed 364-day secured capital markets term loan facility is available solely to fund amounts which are not obtained pursuant to the Company’s planned offering of senior secured notes (the “Notes”) of up to $1.8 billion. The Company currently intends to finance its acquisition of the Conwood Companies with $300 million of available cash, borrowings under the secured term loan facility, proceeds from the issuance of the Notes and, to the extent necessary, borrowings under the secured capital markets term loan facility.
     The Commitment Letter also provides for a new $500 million five-year revolving credit facility for the Company for post-closing working capital needs. The Company will not use any borrowings under this facility in connection with the acquisition of the Conwood Companies. Upon the Company’s entry into its new revolving credit facility, the existing revolving credit facility of the Company’s wholly owned subsidiary, R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), will be terminated.

     The foregoing description of the Commitment Letter is qualified in its entirety by reference to the Commitment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Lehman Brothers Inc. is serving as financial advisor to the Company in connection with the acquisition. JPMorgan Chase Bank, N.A. and Lehman Commercial Paper Inc. participate as lenders in the current revolving credit facility of RJR. In addition, JPMorgan Chase Bank, N.A serves as administrative agent, and Lehman Commercial Paper, Inc. serves as documentation agent, under this facility.
     The Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or an applicable exemption from registration.
Item 7.01. Regulation FD Disclosure
     On April 25, 2006, the Company issued a press release announcing its entry into a definitive agreement to acquire the Conwood Companies. A copy of the press release is attached as Exhibit 99.1. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (referred to as the Exchange Act), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
2.1	Purchase Agreement dated April 24, 2006 by and among (i) the Company, (ii) the Company’s direct, wholly owned acquisition subsidiary, Pinch Acquistion Corporation, (iii) Karl J. Breyer, Marshall E. Eisenberg and Thomas J. Pritzker, not individually, but solely as co-trustees of those certain separate and distinct trusts listed therein, and (iv) GP Investor, L.L.C.
10.1	Commitment Letter dated April 24, 2006 by and among Lehman Brothers Commercial Bank, Lehman Brothers Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and the Company.
99.1	Press release of Reynolds American Inc. on April 25, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2006	REYNOLDS AMERICAN INC.
	By:	/s/ McDara P. Folan, III
		Name:	McDara P. Folan, III
		Title:	Senior Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Purchase Agreement dated April 24, 2006 by and among (i) the Company, (ii) the Company’s direct, wholly owned subsidiary, Pinch Acquisition Corporation, (iii) Karl J. Breyer, Marshall E. Eisenberg and Thomas J. Pritzker, not individually, but solely as co-trustees of those certain separate and distinct trusts listed therein, and (iv) GP Investor, L.L.C.
10.1	Commitment Letter dated April 24, 2006 by and among Lehman Brothers Commercial Bank, Lehman Brothers Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and the Company.
99.1	Press release of Reynolds American Inc. on April 25, 2006.